UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2016

Atlas Resource Partners, L.P.

(Exact name of registrant specified in its charter)

Delaware	001-35317	45-3591625
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 25, 2016, Atlas Resource Partners, L.P. (the “Partnership”), certain of its subsidiaries (collectively with the Partnership, “Atlas”) and Atlas Energy Group, LLC, the Partnership’s general partner (“ATLS”), solely with respect to certain sections thereof, entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with (i) lenders holding 100% of the Partnership’s senior secured revolving credit facility (the “First Lien Lenders”), (ii) lenders holding 100% of the Partnership’s second lien term loan (the “Second Lien Lenders”) and (iii) holders (the “Consenting Noteholders” and, collectively with the First Lien Lenders and the Second Lien Lenders, and their respective successors or permitted assigns that become party to the Restructuring Support Agreement, the “Restructuring Support Parties”) of approximately 80% of the aggregate principal amount outstanding of the 7.75% Senior Notes due 2021 (the “7.75% Notes”) of the Partnership’s subsidiaries, Atlas Resource Partners Holdings, LLC and Atlas Resource Finance Corporation (together, the “Issuers”), and 9.25% Senior Notes due 2021 (together with the 7.75% Notes, the “Notes”) of the Issuers. Under the Restructuring Support Agreement, the Restructuring Support Parties have agreed, subject to certain terms and conditions, to support a restructuring of Atlas (the “Restructuring”) pursuant to a pre-packaged plan of reorganization (the “Plan”) to be filed in cases commenced under chapter 11 of the United States Bankruptcy Code (“Chapter 11”).

Pursuant to the Restructuring Support Agreement, the Partnership expects to commence a solicitation of votes for the Plan on July 25, 2016 and expects to commence the Chapter 11 cases on or before July 27, 2016. The Partnership expects its oil and gas properties to continue operating in the ordinary course throughout the Restructuring. Pursuant to the Plan, the business assets and operations of the Partnership will vest in a new limited liability company, which will be classified as a corporation for U.S. federal income tax purposes (“New Holdco”). Under the Plan, all suppliers, vendors, employees, royalty owners, trade partners and landlords will be unimpaired by the Restructuring and will be satisfied in full in the ordinary course of business, and Atlas’s existing trade contracts and terms will be maintained.

The Restructuring, including as a result of Atlas monetizing certain hedges to pay down borrowings outstanding under the senior secured credit facility, will result in a reduction of Atlas’s existing debt by approximately $900 million and elimination of approximately $80 million of Atlas’s annual debt service obligations.

In particular, under the Plan, on the Plan’s effective date (the “Plan Effective Date”), the First Lien Lenders will receive cash payment of all obligations owed to them by the Company pursuant to the senior secured revolving credit facility (other than $440 million of principal and face amount of letters of credit) and become lenders under an exit facility credit agreement (the “First Lien Exit Facility”), composed of a $410 million conforming reserve-based tranche and a $30 million non-conforming tranche. The non-conforming tranche will mature on May 1, 2017 and the conforming reserve-based tranche will mature on August 23, 2019. In addition, the Company will enter into a new second lien credit agreement (the “Second Lien Exit Facility” and, together with the First Lien Exit Facility, the “Exit Facilities”). The Second Lien Lenders will receive a pro rata share of the Second Lien Exit Facility, which will have an aggregate principal amount of $250 million plus the amounts resulting from the accrual of PIK interest on the principal amount of $250 million from the commencement of the Chapter 11 cases, with interest expense paid in cash to be reduced to 2% and the remainder to be paid-in-kind from the commencement date through May 1, 2017 at a rate equal to Adjusted LIBO Rate plus 9% per annum. During the next 15-month period, cash and in-kind interest will vary based on a pricing grid tied to the Partnership’s leverage ratio under the revolving credit facility. After such 15-month period, interest will accrue at a rate equal to Adjusted LIBO Rate plus 9% per annum and will be payable in cash. In addition to the Second Lien Exit Facility, the Second Lien Lenders will receive a pro rata share of 10% of the common equity interests of New HoldCo, subject to dilution by a management incentive plan as described in the Disclosure Statement. Holders of the Notes, in exchange for 100% of the $668 million aggregate principal amount of Notes outstanding plus accrued but unpaid interest as of the commencement of the chapter 11 cases, will receive, on the Plan Effective Date, 90% of the common equity interests of New HoldCo as of the Plan Effective Date, subject to dilution by a management incentive plan as described in the Disclosure Statement.

Under the Plan, holders of the Partnership’s limited partnership units will receive no recovery. On the Plan Effective Date, all preferred limited partnership units and common limited partnership units of the Partnership will be cancelled without the receipt of any consideration.

Under the Plan, on the Plan Effective Date, a wholly owned subsidiary of ATLS (“ARP Mgt LLC”) will receive a preferred share of New HoldCo. The preferred share will entitle ARP Mgt LLC to receive 2% of the economics of New HoldCo (subject to dilution if catch-up contributions are not made with respect to future equity issuances, other than pursuant to a management incentive plan) and certain other rights as provided for in the Restructuring Support Agreement. For so long as ARP Mgt LLC holds such preferred share, a majority of the board of directors of New HoldCo will be appointed by certain current affiliates of ATLS. New HoldCo will have a continuing right to purchase the preferred share at fair market value, subject to the approval of 67% of the outstanding common shares not held by ARP Mgt LLC or its affiliates.

In accordance with, and subject to the terms and conditions of, the Restructuring Support Agreement, each of the Restructuring Support Parties has agreed, among other things, to: (i) support and take all commercially reasonable actions necessary or reasonably requested by Atlas to facilitate consummation of the Restructuring in accordance with the Plan and the related term sheets, including without limitation, if applicable, to timely vote to accept the Plan; (ii) use commercially reasonable efforts to support the confirmation of the Plan and approval of the Disclosure Statement and the solicitation procedures; (iii) not object to, delay, interfere, impede, or take any other action to delay, interfere or impede, directly or indirectly, with the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures; and (iv) not object to Atlas’s efforts to enter into the Exit Facilities, and not object to, or support the efforts of any other person to oppose or object to, the Exit Facilities.

In accordance with, and subject to the terms and conditions of, the Restructuring Support Agreement, Atlas has agreed, subject to applicable fiduciary duties, among other things, to: (i) support and complete the Restructuring and all transactions set forth in the Plan and the Restructuring Support Agreement; (ii) complete the Restructuring and all transactions set forth or described in the Plan; (iii) take any and all necessary actions in furtherance of the Restructuring, the Restructuring Support Agreement and the Plan; (iv) make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring; and (v) operate the business in the ordinary course, taking into account the Restructuring.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to filing, confirmation and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. There can be no assurance that the restructuring transactions will be consummated.

The foregoing description of the Restructuring Support Agreement and the Plan does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement and the Plan, which are filed as Exhibit 10.1 and Exhibit A to Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01, and the other definitive documents which will be entered into in connection with the Restructuring.

Item 7.01.	Regulation FD Disclosures.

On July 25, 2016, the Partnership issued a press release announcing that it had entered into the Restructuring Support Agreement and expects to, as mentioned in Item 1.01 above, commence a solicitation of votes for the Plan on July 25, 2016. A copy of the Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas (the “Disclosure Statement”), which includes a copy of the Plan as Exhibit A thereto, is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, an offer to sell or the solicitation of an offer to buy any securities, nor should the information contained herein be relied on for any purpose with respect to the Plan. Holders of claims against Atlas should refer to the information and the limitations and qualifications discussed in the Disclosure Statement, including the attached Plan. Information contained in the Disclosure Statement, including the attached Plan, is subject to change, whether as a result of amendments, actions of third parties or otherwise. There can be no assurances that the Plan will be approved or confirmed pursuant to Chapter 11.

The inclusion of financial and other information and projections in the exhibits to this Current Report on Form 8-K should not be regarded as an indication that this financial and other information or projections reflect current estimates or expectations, beliefs and assumptions of management about prospects for Atlas’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or may occur or that was not anticipated at the time the information was prepared. Management of the Partnership has not received an opinion or report on the information and projections from any independent auditor or third party. The assumptions and estimates underlying the projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties, including those related to commodity prices, which could cause actual results to differ materially from those contained in the projections. As the financial projections cover future years, such information by its nature becomes less predictive and less reliable with each successive year. While they may be presented with numeric specificity, the projections reflect numerous assumptions made by management of the Partnership with respect to financial condition, business and industry performance, general economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Atlas’s control. Accordingly, there can be no assurance that the assumptions used in preparing the projections will prove accurate.

These projections are forward-looking statements and should be read together with the Partnership’s historical financial statements and public filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and cautionary statements in the Partnership’s public filings with the SEC. The financial projections were not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Partnership’s management, were prepared on a reasonable basis based on available estimates and judgments at the time. The information is a high-level summary only and is subject to assumptions, qualifications and performance criteria not otherwise described or apparent in the information presented. The financial projections and underlying assumptions are not factual and should not be relied upon as being a representation by Atlas or necessarily indicative of future results, and you are cautioned not to place undue reliance on this information. Atlas does not prepare projections for disclosure purposes in the ordinary course of its business and does not anticipate that it will continue to prepare or update projections for disclosure in the future.

The information provided in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01.	Other Events.

Update to Risk Factors

The Disclosure Statement discloses certain risks and uncertainties with respect to the Plan, which risk factors supplement the risk factors included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q.

In addition to those risks and uncertainties disclosed in the Disclosure Statement, the following risk factors are provided to update the risk factors of the Partnership previously disclosed in its periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Under the Plan, holders of the Partnership’s limited partnership units will receive no recovery.

On the Plan Effective Date, all preferred limited partnership units and common limited partnership units of the Partnership will be cancelled. Holders of units as of the Plan Effective Date will receive no cash payment or other consideration.

Holders of Partnership units (including anyone who purchases units being sold by other unitholders) will have a cash tax liability that could be substantial. The Partnership units will be cancelled pursuant to the Plan without the receipt of any consideration. As a result, upon consummation of the Plan, holders and purchasers will have a resulting cash tax liability that will be significantly in excess of their economic return with respect to Partnership units. Existing holders and prospective purchasers of Partnership units should consult their tax advisors before deciding whether to continue to hold, or purchase, any units and ensure sufficient time for sales of units to be processed by their brokers and to settle prior to the Plan Effective Date.

Atlas will recognize cancellation of indebtedness (“COD”) income and other amounts of income (including, for example, income resulting from the sale or our hedge portfolio) as a result of the transactions contemplated by the Plan, which could be substantial. Items of income, gain, loss, and deduction attributable to the consummation of the transactions under the Plan will be allocated to the Partnership’s unitholders of record as of the Plan Effective Date. As a result, the Partnership’s existing unitholders who continue to hold units through the consummation of the Plan and any prospective purchasers of limited partner units of the Partnership, as a result of purchasing such units (including the purchase of units being sold by other unitholders), should be aware that they will receive an allocation of taxable income, which could be substantial, as a result of the consummation of the Plan for which there will not be any corresponding cash distribution. The Partnership’s unitholders are not entitled to any recovery pursuant to the Plan and all Partnership units will be cancelled without the receipt of any consideration. As a result, upon consummation of the Plan, holders and purchasers will have a resulting cash tax liability that will be significantly in excess of their economic return with respect to their Partnership units.

Each unitholder’s tax situation is different. The ultimate effect to each unitholder will depend on the unitholder’s individual tax position with respect to its units. Additionally, even if a unitholder may have tax attributes available to offset some or all of the COD income and other income that will be generated as a result of the consummation of the Plan, those attributes may not be sufficient to offset the COD income and other income allocated to them as a result of the Plan. In particular, a unitholder who has recently acquired its units is generally expected to have little or no offsetting tax attributes, while such holder would still be allocated its full pro rata share of any COD income and any income from the sale of the hedges.

Unitholders should also be aware that the disclosure of the information contained in this Current Report on Form 8-K may result in significant sales of units by existing unitholders. Sales of units or the perception that such sales could occur, including potential sales by holders of Notes that also hold units, could adversely affect the price of the units. There can be no assurances as to whether, or at what price, a unitholder (including any prospective purchaser of units who purchases but then wishes to sell its units) may be able to sell its units.

Existing unitholders and prospective unitholders are highly encouraged to carefully review the section entitled “—Certain United States Federal Income Tax Consequences — Consequences of the Plan to Holders of ARP Equity Interests” in the Disclosure Statement and to consult and depend on their own tax advisors prior to purchasing any Partnership units or deciding whether to retain or sell existing units, including as to the tax consequences of the purchase or sale itself.

Allocations of COD income and other amounts of income, gain, loss and deduction attributable to the consummation of the transactions under the Plan will be allocated to the Partnership’s unitholders of record as of the Plan Effective Date. No COD income or other amounts of income, gain, or loss related to the consummation of the Plan should be allocated to a unitholder with respect to units which are sold and settled before that date. Unitholders wishing to sell units before such allocations are made are highly encouraged to consult their brokers as soon as possible to make appropriate arrangements to ensure that there is sufficient time for their brokers to process such sales, and for such sales to settle, no later than the business day prior to the Plan Effective Date. Atlas expects to publicly announce the Plan Effective Date at such time that it is known, however, there can be no assurance that there will be sufficient time between such announcement and the Plan Effective Date for sales of units to be processed and settle.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K and in the documents incorporated by reference are, and other written and oral statements made by the Partnership’s representatives may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon information presently available to the Partnership and assumptions that it believes to be reasonable. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, risks and uncertainties associated with bankruptcy proceedings, including the ability to consummate the Plan on the time frame contemplated therein; the potential adverse effects of Chapter 11 proceedings on the Partnership’s liquidity or results of operations; the ability to operate the business during the Chapter 11 proceedings; the effects of a bankruptcy filing on the Partnership’s business and the interests of various creditors, equity holders and other constituents; the length of time the Partnership will operate under Chapter 11; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Partnership’s ability to develop and consummate the Restructuring; those associated with general economic and business conditions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; the impact of the Partnership’s securities being quoted on the OTCQX rather than listed on the New York Stock Exchange; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Partnership’s reports filed with the SEC, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. Investors are cautioned that all such statements involve risks and uncertainties. Forward-looking statements speak only as of the date hereof, and the Partnership assumes no obligation to update such statements, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Restructuring Support Agreement dated July 25, 2016.

99.1	Disclosure Statement, including Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al., pursuant to Chapter 11 of the Bankruptcy Code.

99.2	Press Release, dated July 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P. By: Atlas Energy Group, LLC, its general partner

Dated: July 25, 2016	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restructuring Support Agreement dated July 25, 2016.

99.1	Disclosure Statement, including Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al., pursuant to Chapter 11 of the Bankruptcy Code.

99.2	Press Release, dated July 25, 2016.